Exhibit 10.40

TENANT ORIGINAL

ASSIGNMENT AND

CONSENT TO ASSIGNMENT OF SUBLEASE

THIS ASSIGNMENT AND CONSENT TO ASSIGNMENT OF SUBLEASE (this “Consent”) is made as of the 18th day of August, 2006, by and among DBSI HOUSING, INC., as successor in interest to The Arbors of Brookhollow Operating Partnership, LTD (“Landlord”); ASCENSION CAPITAL GROUP, LTD., (“Assignor”); ENCORE CAPITAL GROUP, INC. (“Encore”); ASCENSION ACQUISITION, L.P. (“Assignee”); and SOUTHWESTERN BELL TELEPHONE, L.P. (“Tenant”).

RECITALS:

A. WHEREAS, Landlord and Tenant, successor in interest to Southwestern Bell Telephone Company (“Original Tenant”), are parties to that certain Lease Agreement dated September 26, 2000 (the “Lease”). Terms not otherwise defined in this Consent are defined in the Lease; and

B. WHEREAS, Landlord lease to Tenant certain premises consisting of approximately 85,893 rentable square feet (the “Tenant’s Premises”) of that certain building located at 2201 East Lamar Boulevard, Arlington, Texas, attached hereto as Exhibit “A”; and

C. WHEREAS, Tenant subleased approximately 28,603, rentable square feet on the second floor of the Building (the “Premises”), located within the Tenant’s Premises, to Assignor, pursuant to the Sublease dated as of February 12, 2004, by and between Tenant and Assignor (the “Sublease”), attached hereto as Exhibit “B”; and

D. WHEREAS, Assignor and Assignee intend to enter into an Asset Purchase Agreement (“the Purchase Agreement”), pursuant to which Assignor will transfer substantially all of its assets to Assignee, the consummation of which (the “Closing”) is scheduled to occur on or about August 17, 2005; and

E. WHEREAS, is connection with the purchase Agreement, Assignor wishes to assign to Assignee and Assignee wishes to assume from Assignor the Sublease as of Closing, which assignment and assumption is conditioned upon and shall be effective only in the event of the Closing; and

F. WHEREAS, Assignor has asked Landlord and Tenant to consent to the assignment of the Sublease (“Assignment to Sublease”) to Assignee.

NOW, THEREFORE, Landlord and Tenant each hereby consents to the Assignment of Sublease of the Premises to Assignee, such consent being subject to and upon the following terms and conditions to each of which Assignor and Assignee expressly agree.

1. Assignment of Sublease. Assignor hereby transfers and assigns to Assignee all of its right, title, and interest to and under the Sublease effective as of the date of the Closing, to have and to hold the same for and during the remainder of the term(s) mentioned in such Sublease, subject to the covenants and conditions therein mentioned. Rents and other charges paid or due under the Sublease shall be presented between Assignor and Assignee as of the Closing Date.

2. No Waiver. Neither the giving of this Consent our anything herein, in the Assignment to Sublease shall be consumed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease or Sublease (except as may be herein expressly provided), or to waive any breach thereof, or any rights of Landlord or Tenant against any person or entity liable or responsible for the performance thereof or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase rights or diminish the obligations of Tenant thereunder, or to, in any way, be existed as giving Assignee any greater rights than the Original Tenant extend in the Lease would be entitled to, and all covenants, agreements, terms, provisions and conditions of the Lease and Sublease are hereby mutually declared to be in full force and effect.

3. No Further Consent. This Consent shall not be construed either as a consent by Landlord or Tenant to, or as permitting any other or further subletting of the Premises, whether in whole or in part, or any further assignment of the Sublease or Lease, or as a wavier of the requirement of obtaining Landlord’s and Tenant’s consent thereto, and notwithstanding anything to the contrary contained in the Lease or Sublease, Assignee shall not, without the prior written consent of Landlord and Tenant, which consent shall not be unreasonably withheld, assign the Lease, Sublease, or this Consent or sublet the Premises or any part thereof. Landlord’s and Tenant’s consent to any future assignment or sublease shall be conditioned and subject to the rights, obligations, restrictions and conditions that are applicable to an assignment or sublease by Tenant pursuant to the Lease.

4. No Release. The giving of this Consent shall not be deemed or serve to release Assignor from any liability, obligation or duty, which such Tenant or such successor in interest may have under the Sublease. The giving of this Consent shall not be deemed to constitute a release of Assignor, or any guarantor of Assignor’s performance hereunder (“Guarantor”), from further performance by Assignor or such Guarantor of covenants undertaken to be performed by Assignor in the Sublease. Assignor and/or such Guarantor shall remain liable and responsible for all rent and other obligations imposed upon Assignor in the Sublease.

5. Assignee’s Obligation. Assignee, for Assignee and its successors and assigns hereby (a) accepts the Sublease for a portion of Tenant’s interest in and to the Lease, (b) recognizes all of the covenants, agreements, terms, provisions, obligations and conditions contained in the Lease, and hereby assumes all of said terms, provisions, agreements, covenants, obligations and conditions of the Lease on the part of the Tenant to be kept, observed and performed with respect to the Premises, (c) agrees to keep and perform, and to permit no violation beyond the expiration of applicable periods of notice and grace of, each and every covenant, agreement, term, provision, obligation and condition therein set forth on the part of Tenant with respect to the Premises to be kept, observed and performed, and (d) acknowledges, confirms and agrees that the Right of First refused and renewal options are not assignable or conveyed to Assignee.

6. Default. In the event of any default under the Lease, Landlord may proceed directly against Tenant or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable therein to Landlord. In the event of any default under the Sublease, Tenant may proceed directly against Assignor or anyone else liable under the Sublease without first exhausting Tenant’s remedies against any other person or entity liable therein to Tenant.

7. Indemnification. Neither Landlord nor Tenant shall be responsible for the payment of any commissions or fees in connection with the Assignment of Sublease, and Assignor and Assignee, jointly and severally agree to indemnify and hold Landlord and Tenant harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees incurred by Landlord or Tenant in connection with any claims for commission by any broker or agent in connection with the Assignment of Sublease.

8. Notices. Landlord’s mailing address for purposes of notice under this Consent or the Lease is:

DBSI-Discovery Real Estate Services, LLC

Attn: Vice President of Leasing

12426 W. Explorer Drive, Suite 100

Boise, ID 83713

with a copy to:

DBSI Group of Companies

Attn: General Counsel

1550 S. Tech Lane

Meridian, ID 83642

Assignor’s mailing address:

Ascension Capital Group, Ltd.

Attn: Erich M. Ramsey

2201 E. Lamar Boulevard, Suite 200

Arlington, TX 76006

Assignee’s mailing address:

Encore Capital Group, Inc.	Ascension Capital, L.P.
8875 Aero Drive	8875 Aero Drive
San Diego, CA 92123	San Diego, CA 92123

9. Conditions Precedent. Each of the parties hereto agrees that this Consent is conditioned upon and shall be effective only in the event of the Closing. If the Closing occurs, this Consent shall be in full force and effect and shall be binding and enforceable against the parties hereto, without any further action on behalf of the parties.

10. Execution of Consent. The parties hereto agree that this Consent may be signed and delivered by facsimile signature and counterparts.

Executed as of the 18th day of August, 2005.

LANDLORD:
DBSI Housing, Inc.

By:	/s/ Steven P. Winger
Name:	Steven P. Winger
Title:	Vice President of Leasing

TENANT:
Southwestern Bell Telephone, L.P.

By:	SWBT TEXAS, LLC, its General Partner

By:	/s/ J. Stephen Sandly
Name:	J. Stephen Sandly
Title:	Director—Real Estate Transactions

ASSIGNOR:
Ascension Capital Group, Ltd.

By:	Ascension Capital Management, LLC, its General Partner

By:	/s/ Erich M. Ramsey
Name:	Erich M. Ramsey
Title:	Chief Executive Officer

ASSIGNEE:
Encore Capital Group, Inc.

By:	/s/ Paul Gromberg
Name:	Paul Gromberg
Title:	EVP & CFO

Ascension Acquisition, L.P.

By:	ACG Holding, Inc., its General Partner

By:	/s/ Paul Gromberg
Name:	Paul Gromberg
Title:	Treasurer

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